                                                                    Exhibit 99.1


       Index to Audited Financial Statements of SpringBank Networks, Inc.
                         (a development stage company)





Report of Ernst & Young LLP, Independent Auditors..................  1

Audited Financial Statements

Balance Sheet......................................................  2
Statement of Operations............................................  3
Statement of Stockholders' Equity (Deficit)........................  4
Statement of Cash Flows............................................  5
Notes to the Financial Statements..................................  6-13

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
SpringBank Networks, Inc.

We have audited the accompanying balance sheet of SpringBank Networks, Inc. (a development stage company) as of June 5, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from December 22, 1999 (inception) through June 5, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpringBank Networks, Inc. at June 5, 2000, and the results of its operations and its cash flows for the period from December 22, 1999 (inception) through June 5, 2000, in conformity with accounting principles generally accepted in the United States.



                                        /s/  ERNST & YOUNG LLP




Walnut Creek, California
July 21, 2000

                           SpringBank Networks, Inc.
                         (a development stage company)

                                 Balance Sheet

                                 June 5, 2000


Assets

Current assets:
 Cash and cash equivalents                                          $    332,563
                                                                  --------------
Total current assets                                                     332,563
Property and equipment, net                                               42,883
Other assets                                                              20,300
                                                                  --------------
Total assets                                                        $    395,746
                                                                  ==============

Liabilities and stockholders' equity (deficit)

Current liabilities:
 Accounts payable                                                   $      4,813
 Accrued payroll and related benefits                                  7,734,883
 Other accrued liabilities                                               159,100
                                                                  --------------
Total current liabilities                                              7,898,796

Commitments

Stockholders' equity (deficit):

 Convertible preferred stock, 1,200,000 shares authorized,
  issuable in series:
  Series A convertible stock, $0.001 par value; 1,200,000 shares designated; 1,102,941 shares issued and outstanding
   (liquidation preference of $600,000)                                    1,103
 Common stock, $0.001 par value; 15,000,000 shares authorized;
  12,538,500 shares issued and outstanding                                12,539
 Additional paid-in capital                                           73,051,234
 Notes receivable from stockholders                                     (489,557)
 Deferred stock compensation                                         (69,266,619)
 Deficit accumulated during the development stage                    (10,811,750)
                                                                  --------------
Total stockholders' equity (deficit)                                  (7,503,050)
                                                                  --------------
Total liabilities and stockholders' equity (deficit)                $    395,746
                                                                  ==============

See accompanying notes to the financial statements.

                           SpringBank Networks, Inc.
                         (a development stage company)



                            Statement of Operations

        Period from December 22, 1999 (inception) through June 5, 2000


Revenues                                                              $         --

Cost and expenses:
 Research and development                                                6,534,004
 Sales and marketing                                                       277,015
 General and administrative                                              1,422,612
 Stock compensation                                                      2,585,456
                                                                 -----------------
Total cost and expenses                                                 10,819,087
                                                                 -----------------
Loss from operations                                                   (10,819,087)
                                                                 -----------------

Interest income                                                              7,337
                                                                 -----------------
Net loss                                                              $(10,811,750)
                                                                 =================

See accompanying notes to the financial statements.

                           SpringBank Networks, Inc.
                         (a development stage company)

                       Statement of Stockholders' Equity

               Period from December 22, 1999 (inception) through
                                 June 5, 2000

                                                                      Convertible
                                                                    Preferred Stock            Common Stock          Additional
                                                                 ---------------------    ----------------------       Paid-in
                                                                   Shares       Amount      Shares       Amount        Capital
                                                                 ----------  ---------    ----------  ----------     -----------
Issuance of common stock to founders in December 1999                     -  $       -     6,250,000  $    6,250     $         -
Issuance of Series A convertible preferred stock, at $0.544
  per share in February 2000, net of issuance costs of $22,299    1,102,941      1,103             -           -         576,598
Exercise of stock options by employees                                    -          -     5,975,000       5,975         591,525
Exercise of stock options by nonemployees                                 -          -       313,500         314          31,036
Issuance of notes receivable to stockholders                              -          -             -           -               -
Accrue interest on notes receivable from stockholders                     -          -             -           -               -
Deferred compensation related to stock-based awards                       -          -             -           -      71,852,075
Amortization of deferred compensation                                     -          -             -           -               -
Net and comprehensive loss                                                -          -             -           -               -

                                                                 ----------  ---------    ----------  ----------     -----------
Balances at June 5, 2000                                          1,102,941  $   1,103    12,538,500  $   12,539     $73,051,234
                                                                 ==========  =========    ==========  ==========     ===========
                                                                                                        Deficit
                                                                                                      Accumulated
                                                                     Notes           Deferred         During the
                                                                Receivable from        Stock          Development
                                                                 Stockholders      Compensation          Stage          Total
                                                                ---------------   -------------     --------------   ------------
Issuance of common stock to founders in December 1999           $             -   $           -     $            -   $      6,250
Issuance of Series A convertible preferred stock, at $0.544
  per share in February 2000, net of issuance costs of $22,299                -               -                  -        577,701
Exercise of stock options by employees                                        -               -                  -        597,500
Exercise of stock options by nonemployees                                     -               -                  -         31,350
Issuance of notes receivable to stockholders                           (487,575)              -                  -       (487,575)
Accrue interest on notes receivable from stockholders                    (1,982)              -                  -         (1,982)
Deferred compensation related to stock-based awards                           -     (71,852,075)                 -              -
Amortization of deferred compensation                                         -       2,585,456                  -      2,585,456
Net and comprehensive loss                                                    -               -        (10,811,750)   (10,811,750)

                                                                ---------------   -------------     --------------   ------------
Balances at June 5, 2000                                        $      (489,557)  $(69,266,619)     $  (10,811,750)  $ (7,503,050)
                                                                ===============   =============     ==============   ============

See accompanying notes to the financial statements.

                           SpringBank Networks, Inc.
                         (a development stage company)

                            Statement of Cash Flows

         Period from December 22, 1999 (inception) through June 5, 2000


Operating activities
Net loss                                                                                     $(10,811,750)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization                                                                      2,800
 Amortization of deferred stock compensation expense                                            2,585,456
 Changes in operating assets and liabilities:
  Other assets                                                                                    (20,300)
  Accounts payable                                                                                  4,813
  Accrued liabilities                                                                           7,893,983
                                                                                         ----------------
Net cash used in operating activities                                                            (344,998)

Investing activities

Purchase of property and equipment                                                                (45,683)
                                                                                         ----------------
Net cash used in investing activities                                                             (45,683)

Financing activities

Proceeds from issuance of common stock                                                            145,543
Proceeds from issuance of preferred stock                                                         577,701
                                                                                          ---------------
Net cash provided by financing activities                                                         723,244

Increase in cash and cash equivalents                                                             332,563
Cash and cash equivalents at beginning of period                                                        -
                                                                                          ---------------
Cash and cash equivalents at end of period                                                   $    332,563
                                                                                          ===============

Supplemental disclosures

Noncash investing and financing activities
Notes issued to stockholders and related interest                                            $    489,557
                                                                                          ===============

See accompanying notes to the financial statements.

                           SpringBank Networks, Inc.
                         (a development stage company)

                       Notes to the Financial Statements


1. Description of the Business

SpringBank Networks, Inc. (the "Company") was incorporated in Delaware in December 22, 1999. The Company was established to develop, market, and sell a networking appliance that accelerates and intelligently manages the flow of Internet data traffic.

The Company is a development stage company, which has devoted substantially all of its efforts to recruiting personnel to conduct research and product development and sales and marketing and has not yet generated any revenues.

On June 5, 2000, the Company was acquired by CacheFlow Inc. (see Note 6).


Basis of presentation

For the period ended June 5, 2000, the Company incurred a net loss of $10,811,750 and had a working capital deficiency of $7,566,233. This normally raises substantial doubt as to the Company's ability to continue as a going concern. However, the Company was acquired by CacheFlow Inc. on June 5, 2000. (See Note 6).

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Property and equipment


Property and equipment primarily consists of furniture and computer equipment that are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over three years, which is the estimated useful life of the respective assets.

Stock-Based Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants to employees. The Company has also elected to follow the "disclosure only" alternative prescribed by the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (FAS 123).


3. Balance Sheet Details

Property and equipment

Property and equipment, net consisted of the following at June 5, 2000:


Computer equipment                                                          $39,897
Office equipment                                                              5,786
                                                                       ------------
                                                                             45,683
Less accumulated depreciation                                                (2,800)
                                                                       ------------
                                                                            $42,883
                                                                       ============

Accrued payroll and related benefits

Accrued payroll and related benefits consisted of the following at June 5, 2000:


Accrued salaries and wages                                               $7,596,960
Payroll taxes payable                                                       124,499
Accrued vacation                                                             13,424
                                                                       ------------
                                                                         $7,734,883
                                                                       ============

Operating leases commitments

The Company leases its primary facility under a month-to-month operating lease agreement, which began in May 2000. Rent expense was approximately $3,000 for the period from December 22, 1999 (inception) through June 5, 2000.

4. Income Taxes

There has been no provision for U.S. federal, U.S. state, or foreign income taxes as the Company has incurred an operating loss in the period and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:


                                                                     June 5, 2000
                                                                 -----------------

Deferred tax assets:

 NOL                                                                   $ 2,664,834
 Other                                                                      63,640
                                                                 -----------------
Total deferred tax assets                                                2,728,474

Valuation allowance                                                     (2,728,474)
                                                                 -----------------

Net deferred tax assets                                                $         -
                                                                 =================

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

The valuation allowance increased by $2,728,474 during the period from December 22, 1999 (inception) to June 5, 2000. As of June 5, 2000, the Company had net operating loss carryforwards for federal income tax purposes of approximately $7,614,000 which expire in 2020. The Company also had net operating loss carryforwards for state income tax purposes of approximately $7,614,000 expiring in 2008.

Utilization of the Company's net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

5. Stockholders' Equity (Deficit)

Preferred stock

Convertible preferred stock consisted of the following at June 5, 2000:


            Series                      Shares           Shares Issued        Liquidation
                                      Authorized        and Outstanding       Preference
-------------------------------   -----------------   -----------------   -----------------
Series A convertible preferred
 stock                                  1,200,000           1,102,941            $600,000

Under the Company's Articles of Incorporation, preferred stock is issuable in series and the Board of Directors is authorized to determine the rights, preferences, and terms of each series.

Dividends

The holders of Series A convertible preferred stock are entitled to receive noncumulative annual dividends per share at the rate of $0.04352 per annum when, and if, declared by the Board of Directors. These dividends are in preference to any declaration or payment of any dividends on common stock of the Company.

Conversion

Each share of Series A convertible preferred stock, at the option of the holder, is convertible into the number of fully-paid and nonassessable shares of common stock at the conversion rate. The initial conversion rate per share of the Series A convertible preferred stock is 1 to 1. The conversion rates are subject to adjustment from time to time. Each share of Series A convertible preferred stock will automatically be converted into shares of common stock, based on the then-effective conversion price, immediately upon the earlier of (i) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, for aggregate proceeds of not less than $20,000,000, after the deduction of underwriting commissions and expenses, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A convertible preferred stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, by reason of their ownership, an amount equal to the sum of $0.544 for each share of Series A convertible preferred stock plus any declared but unpaid dividends with respect to such shares. After payment of the full liquidation preference of the preferred stockholders, any remaining assets of the Company legally available are to be distributed ratably to the holders of common in proportion to the shares of common stock then held by them.

In the event of (i) a sale of substantially all the assets of the Company; or
(ii) any acquisition of the Company by merger in which outstanding shares of the Company are exchanged for securities of the acquiring entity and which results in the transfer of 50% or more of the Company's voting power to any person or entity, the holders of the Series A preferred stock are entitled to receive from the proceeds, prior and in preference to any distribution of the proceeds to the holders of the common stock by reason of their ownership thereof, an amount per share of Series A preferred stock equal to $0.544. After the distribution of the preference set forth above has been made, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of common stock in proportion to the shares of common stock then held by them.

Voting

The holders of Series A convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of Series A convertible preferred stock could be converted, and having voting rights and powers equal to the voting right and power of the common stock.


Common stock

The Company has entered into Stock Purchase Agreements in connection with the sale of common stock to the Company's employees, directors, and certain consultants. The Company has the right to repurchase, at the original issue price, a declining percentage of the shares of common stock based on the service period of each employee, director, or consultant. The repurchase right generally declines on a percentage basis over four years based on the length of each stockholder's continued employment or service with the Company. As of June 5, 2000, 10,894,000 shares of common stock issued under these agreements were subject to repurchase.

Shares of common stock reserved for future issuance

Common stock reserved for future issuance consisted of the following:

                                                     June 5,
                                                      2000
                                                 --------------
Common stock reserved for:
     Preferred stock                                  1,102,941
     2000 Stock Incentive Plan                        1,011,500
                                                 --------------
                                                      2,114,441
                                                 ==============

Notes receivable from stockholders

During May 2000, the Company entered into promissory notes totaling $487,575 with employees and consultants for the purchase of common stock. The notes bear interest at 6.2% and the notes and related interest are payable in full in May 2004. These notes are secured by the underlying common stock and are full recourse.

Stock options

In March 2000, the Company adopted the 2000 Stock Incentive Plan ("2000 Plan") and reserved 7,300,000 shares of common stock for the issuance of stock purchase options to employees, officers, directors, and consultants.

The incentive stock options (ISOs) may be granted at a price per share not less than the fair market value on the date of the grant. In the case of options that do not constitute ISOs the price per share should not be less than eighty-five percent of the fair value of the stock at the time the option is granted. The plan will be terminated and no further common stock may be granted after 10 years from the date that the plan was adopted. Options granted under the plan are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of up to four years.

Options issued under the 2000 Plan are immediately exercisable, and shares issued upon exercise of option are subject to a right of repurchase by the Company at the original issuance price. The repurchase right lapses as determined by the Company's Board of Directors, generally over the four-year vesting period of each option grant. As of June 5, 2000, 6,200,000 common shares issued via the exercise of stock options were subject to repurchase.

A summary of the Company's stock option activity is set forth below:


                                                                              Weighted-
                                                                               Average
                                                                               Exercise
                                                           Number of             Price
                                                            Shares             per Share
                                                       -----------------------------------
Outstanding at December 22, 1999 (inception)                        -                    -
 Granted                                                    6,673,500                $0.12
 Exercised                                                 (6,288,500)               $0.10
                                                      ---------------      ---------------
Outstanding at June 5, 2000                                   385,000
                                                       ==============
Exercisable at June 5, 2000                                   385,000
                                                       ==============
Available for grant under the Plan at June 5, 2000            626,500
                                                       ==============

At June 5, 2000, the weighted-average remaining contractual life and exercise price of stock options outstanding is ten years and $0.50 per share, respectively.

Stock compensation

For the period December 22, 1999 (inception) through June 5, 2000, the Company recorded deferred stock compensation of $71,852,075. This amount represents the difference between the purchase price and the deemed fair value of the Company's common stock on the date such stock awards were granted, which primarily include stock options and founder's stock which is subject to certain vesting and repurchase rights. For the period from December 22, 1999 (inception) through June 5, 2000 the Company recorded amortization of stock compensation of $2,585,456. At June 5, 2000, the Company had $69,266,619 of remaining unamortized deferred compensation. Such amounts are included as a reduction of stockholders' equity (deficit) and are being amortized using the straight-line method over the vesting period of each respective stock award.

Stock Options issued to Service Providers

In May of 2000, the Company issued a total of 328,500 options to outside parties to purchase common stock at exercise prices ranging from $0.10 to $0.50 per share in exchange for services. The options were immediately exercisable and expire 10 years from date of grant. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: weighted average risk free interest rate of 6.00%, weighted average contractual life of 10 years, 70% volatility and no dividend yield. The Company calculated a value of $3,489,825, which is included in deferred stock compensation. Of this amount, $1,215,137 has been recognized as compensation expense in the period from December 22, 1999 (inception) through June 5, 2000. The remaining balance is being amortized over the shorter of the term of each respective consulting agreement or the vesting period of each option grant.

Pro forma disclosures of the effect of stock-based compensation

Pro forma information regarding results of operations and net loss per share is required by FAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock-based awards under the fair value method of FAS 123. The fair value for these stock-based awards was estimated at the date of grant using the minimum value method with the following weighted-average assumptions: a risk-free interest rate of 6.25% for the period ended June 5, 2000, a volatility factor of the expected market price of zero, and no dividend yield.

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock-based awards have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock-based awards.

The effect of applying the fair value method under FAS 123 to the Company's stock-based awards results in a pro forma net loss of $11,881,227 for the period from December 22, 1999 (inception) through June 5, 2000.

The weighted-average fair value of stock-based awards granted, which is the value assigned to the awards under FAS 123, was $5.44 for awards granted during the period from December 22, 1999 (inception) through June 5, 2000.

The pro-forma impact of stock-based awards on the net loss for the period ended June 5, 2000 is not representative of the effects on net income (loss) for future years, as future years will include the effects of stock-based awards vesting as well as the impact of multiple years of stock option grants.

6. Subsequent Event


On June 5, 2000, CacheFlow Inc., a provider of content intelligent networking solutions, acquired the Company for total purchase consideration of approximately $177 million. The merger was structured as a tax-free, stock-for-stock exchange. CacheFlow Inc. issued approximately 2.7 million shares of unregistered common stock, assumed approximately $7 million in liabilities, and incurred approximately $1.7 million in transaction fees. The purchase transaction was accounted for as a purchase, and the purchase price of the assets acquired was allocated to the tangible and intangible assets in proportion to their fair values. The purchase transaction was closed on June 5, 2000. Under the merger agreement a total of 385,000 options granted by the Company to employees and outside consultants which were outstanding as of June 5, 2000 were assumed by CacheFlow.